UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2004

CYMER, INC.
(Exact name of Registrant as specified in charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)

(858) 385-7300

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On November 18, 2004, the Board of Directors of Cymer approved a new non-employee director compensation arrangement.  Effective January 1, 2005, the revised arrangement provides for an annual retainer of $25,000, a fee of $2,500 for each board meeting attended and $1,000 for each committee meeting attended, except for the chairman. The chairman of each committee, except the audit committee chairman, will receive $2,000 for each meeting attended. The chairman of the audit committee will receive $3,000 for each meeting attended. All members of the audit committee will receive a quarterly retainer of $1,000 for their service on the audit committee. No meeting fees will be paid for any telephonic meetings scheduled to last for less than one hour.

On December 22, 2004, Cymer signed a Sublease Agreement (“Sublease”) with Northrop Grumman Systems Corporation (“Northrop”) for one of Cymer’s leased buildings located in San Diego, California. This building has been vacant since the third quarter of 2003 when Cymer moved its corporate headquarters to a newly constructed company-owned facility. The subject building, which contains approximately 108,290 sq. ft. of rentable area, is currently being leased by Cymer under a Single-Tenant Industrial Lease dated December 19, 1996, as amended (the ”Prime Lease”), with Arden Realty Finance III, LLC, as landlord. The Prime Lease will expire in January 2010.

Northrop will occupy the subject building in two phases. Cymer is required to deliver the first phase in late January or early February 2005 and the second phase by March 2005, following completion of certain tenant improvements by Cymer. Cymer is required to pay for these tenant improvements. The cost of the tenant improvements is presently uncertain, but is not expected to exceed $1.5 Million.

Cymer will receive monthly rental payments of $45,284 for the first phase. After delivery of the second phase, the aggregate rent will increase to $141,096 per month during the first year, $146,034 per month during the second year and $151,145 per month during the third year of the Sublease.

The term of the Sublease will end three years after Northrop occupies the second phase, unless terminated earlier in accordance with the termination provisions of the Sublease.  Northrop has two options to extend the term of the Sublease for one year in each instance. Under certain conditions, Northrop may also acquire the right to terminate the Sublease two years after Northrop occupies the second phase, in which case Northrop will be obligated to make certain payments to Cymer related to costs incurred for the tenant improvements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1       Summary of Non-Employee Director Compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: December 29, 2004		Nancy J. Baker
Senior Vice President and Chief
Financial Officer